As filed with the Securities and Exchange Commission on April 8, 2002

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	31-1241495 (I.R.S. Employer Identification No.)

The Children's Place Retail Stores, Inc.
915 Secaucus Road
Secaucus, New Jersey 07094
(201) 558-2400
(Name, address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

The Children's Place 401(k) Savings and Investment Plan
(Full title of the Plan)

Steven Balasiano, Esq.
Vice President and General Counsel
The Children's Place Retail Stores, Inc.
915 Secaucus Road
Secaucus, New Jersey 07094
(201) 558-2400
 (Name, Address and Telephone Number,
Including Area Code, of Registrant's Agent For Service)

Copy To:
Jeffrey S. Lowenthal, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.10 par value	500,000 shares(1)	$33.69 (2)	$16,845,000(2)	$1,550

(1)	Consists of up to 500,000 shares of Common Stock of the Registrant purchased on the open market from time to time at market prices for participants in The Children's Place 401(k) Savings and Investment Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Children's Place 401(k) Savings and Investment Plan. Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby. Pursuant to Rule 416, there are also registered hereby an indeterminate number of shares of Common Stock as may become issuable by reason of the adjustment provisions of such plan.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average high and low closing sale price for a share of Common Stock of the Registrant as reported on the Nasdaq National Market on April 4, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The Children's Place Retail Stores, Inc., a Delaware corporation (the “Registrant” or the “Company”), will deliver the document containing the information in Part I of this registration statement on Form S-8 to each participant in The Children's Place 401(k) Savings and Investment Plan (the “Plan”) as specified by Rule 428(b) (1) under the Securities Act. Such document is not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). Such document and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

          Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

          Not filed as part of this registration statement pursuant to Note to Part 1of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

           (a)      The Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002.

          (b)      Item 1 of the Registrant's Registration Statement on Form 8-A, filed September 18, 1997 to register the Company's Common Stock, par value $.10 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

           Not applicable.

Item 5. Interests of Named Experts and Counsel.

           Not applicable.

Item 6. Indemnification of Directors and Officers.

          The Company's Certificate of Incorporation limits the liability of directors (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Specifically, no director of the Company will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, or any successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

          Under the Certificate of Incorporation, the Company will indemnify those persons whom it shall have the power to indemnify to the fullest extent permitted by Section 145 of the DGCL, which may include liabilities under the Securities Act of 1933. Accordingly, in accordance with Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a “derivative” action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

          The Certificate of Incorporation provides that the Company will advance expenses to the fullest extent permitted by Section 145 of the DGCL. Accordingly, the Company, in accordance therewith, will pay for the expenses incurred by an indemnified person in defending the proceedings specified in the preceding paragraph in advance of their final disposition, provided that, if the DGCL so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. In addition, pursuant to the DGCL the Company may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the Company against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of DGCL. The Company has obtained insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

          The Company has entered into agreements to indemnify its directors which are intended to provide the maximum indemnification permitted by Delaware law. These agreements, among other things, indemnify each of the Company's outside directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company.

Item 7. Exemption From Registration Claimed.

           Not applicable.

Item 8. Exhibits.

Exhibit
Number

4.1*	-	The Children's Place 401(k) Savings and Investment Plan.

5.1*	-	Opinion of Stroock & Stroock & Lavan LLP, as to the legality of the securities being registered.

23.1*	-	Consent of Stroock & Stroock & Lavan LLP. (Included in Exhibit 5.1).

23.2*	-	Consent of Independent Public Accountants.

24.1*	-	Powers of Attorney (included on signature pages).

_____________
* Filed herewith

Item 9. Undertakings.

           The undersigned Registrant hereby undertakes:

                     (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (1) (i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that The Children's Place 401(k) Savings and Investment Plan has been submitted to the Internal Revenue Service (the “IRS”) and that the Registrant has made all changes required by the IRS in order to qualify The Children's Place 401(k) Savings and Investment Plan.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey on the 8th day of April 2002.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Ezra Dabah Name: Ezra Dabah Title: Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ezra Dabah, Steven Balasiano and Seth L. Udasin and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that all such attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Ezra Dabah Ezra Dabah	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 8, 2002

/s/ Seth L. Udasin Seth L. Udasin	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2002

/s/ Stanley Silverstein Stanley Silverstein	Director	April 8, 2002

Sally Frame Kasaks	Director	April 8, 2002

/s/ John Megrue John Megrue	Director	April 8, 2002

/s/ David J. Oddi David J. Oddi	Director	April 8, 2002

          Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other person who administers The Children's Place 401(k) Savings and Investment Plan) has duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey on the 8th day of April 2002.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Ezra Dabah Name: Ezra Dabah Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Page Number

4.1*	The Children's Place 401(k) Savings and Investment Plan.
5.1*	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being offered.
23.1*	Consent of Stroock & Stroock & Lavan LLP. (Included in Exhibit 5.1).
23.2*	Consent of Arthur Andersen LLP.
24.1*	Powers of Attorney (included on signature pages).

____________
* Filed herewith